Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 No. 333-220484 of Trilogy Metals Inc. of our report dated February 2, 2017 relating to the consolidated financial statements of Trilogy Metals Inc., which appears in Trilogy Metals Inc.'s Annual Report on Form 10-K for the year ended November 30, 2016.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

November 17, 2017